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                                                                     EXHIBIT 4.3

     SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 28, 2002 among B&G Foods, Inc., a Delaware corporation (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, Bloch & Guggenheimer, Inc., a Delaware corporation, Polaner, Inc. (f/k/a Roseland Distribution Company), a Delaware corporation, Trappey's Fine Foods, Inc., a Delaware corporation, Maple Grove Farms of Vermont, Inc., a Vermont corporation, William Underwood Company, a Massachusetts voluntary association (business trust), and Heritage Acquisition Corp., a Delaware corporation (collectively, the "Guarantors"), Les Produits Alimentaires Jacques et Fils, a Quebec company (the "New Guarantor"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of August 11, 1997, as amended, supplemented or otherwise modified from time to time (the "Indenture"), providing for the issuance of an aggregate principal amount of $120,000,000 of 9-5/8% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, Article 11 of the Indenture provides that under certain circumstances the Company may or must cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary

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Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated: February 28, 2002


                                   B&G FOODS, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Assistant Secretary


                                   LES PRODUITS ALIMENTAIRES
                                   JACQUES ET FILS


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Vice President Finance
                                               and Secretary


                                   TRAPPEY'S FINE FOODS, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance
                                               and Secretary


                                   MAPLE GROVE FARMS OF VERMONT, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance
                                               and Secretary

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                                   HERITAGE ACQUISITION CORP.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Vice President Finance, Treasurer
                                               and Assistant Secretary


                                   WILLIAM UNDERWOOD COMPANY


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Vice President Finance, Treasurer
                                               and Secretary


                                   BGH HOLDINGS, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance
                                               and Secretary


                                   RWBV ACQUISITION CORP.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Vice President Finance and
                                               Assistant Secretary


                                   BLOCH & GUGGENHEIMER, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance
                                               and Assistant Secretary

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                                   POLANER, INC.


                                   By: /s/ Robert C. Cantwell
                                       -----------------------------------------
                                       Name:  Robert C. Cantwell
                                       Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Assistant Secretary


THE BANK OF NEW YORK
 as Trustee


By:    /s/ Marie E. Trimboli
    --------------------------------
     Name:  Marie E. Trimboli
     Title: Assistant Vice President